EXHIBIT 10.(i)


                       DELHI GAS PIPELINE CORPORATION

                     ANNUAL INCENTIVE COMPENSATION PLAN
                     ----------------------------------

1.      Purpose
        -------

        The objectives of the Plan are to advance the interests of the Company by providing officers and key employees incentive opportunities in order that the Company might attract, retain and motivate outstanding personnel by:

        (a) providing compensation opportunities which are competitive with those of other major corporations of comparable size in similar businesses;

        (b) supporting the Company's goal-setting and strategic planning process; and

        (c) motivating officers and key employees to achieve annual business goals and contribute to team performance by allowing them to share in the risks and rewards of the business.

2.      Definitions
        -----------

        The following definitions shall be applicable:

        Award - An award granted under the Annual Incentive Compensation Plan.

        Board - The Board of Directors of Delhi Gas Pipeline Corporation.

        Committee - The Executive Committee of Delhi Gas Pipeline Corporation to which is delegated the responsibility of administering the Program.

        Company - Delhi Gas Pipeline Corporation, together with its affiliated companies comprising the Delhi Group.

        Participant - An officer or key employee of the Company designated by the Committee to be eligible to receive incentive compensation under the Plan.

EXHIBIT 10.(i) (CONTD.)

ANNUAL INCENTIVE COMPENSATION PLAN
Page 2

3.      Administration
        --------------

        The Plan will be administered by the Committee which will interpret the Plan, establish administrative rules, select officers or key employees for participation in the Plan and take other necessary action. Determinations and actions by the Committee shall be final and binding upon Participants and their legal representatives and, in the case of deceased Participants, upon their executors, administrators, estates, beneficiaries, heirs and legatees.

4.      Amount Available for Plan
        -------------------------

        The Compensation Committee of USX Corporation, upon the recommendation of the Committee, shall determine the aggregate amount which may be awarded with respect to each year. Any amount not so awarded with respect to a year may be carried forward for awards in subsequent years.

5.      Incentive Awards
        ----------------

        Within the limits of the Plan, the Committee may annually make incentive awards stated in U.S. dollars to eligible Participants. Incentive awards may be granted to those Participants who have contributed substantially to the success of the Company or its affiliates. In making its determination the Committee, or its delegates, shall consider the positions, responsibilities and accomplishments of the eligible employees; the performance of the respective individuals; and the overall performance and best interests of the Company. The guidelines established by the Committee shall provide that no Participant, unless a member of the USX Corporate Policy Committee, shall receive an incentive award in excess of 62.5 percent of annual salary range midpoint for the year or such portion of the year the employee was a Participant. If a Participant retires during the year with respect to which the awards are made, the Committee may grant him an award, but it shall be prorated based on the number of months of active employment. If a Participant dies during the year, the Committee may grant a prorated award to the employee's estate. The Committee reserves the right to grant, deny, or limit the amount of an Award to any Participant. Further, the Board may, from time to time, amend, suspend or terminate the Plan in whole or in part. If it is suspended or terminated, the Board may reinstate any or all of the provisions of the Plan.

EXHIBIT 10.(i) (CONTD.)

ANNUAL INCENTIVE COMPENSATION PLAN
Page 3


6.      Payment of Incentive Awards
        ---------------------------

        Each participant in the Plan will be paid the award in cash as soon as practicable following the grant of the award by the Committee. Awards are subject to income and payroll tax withholding and are included in "gross pay" for purposes of benefit calculations under the Retirement Plan and for purposes of Thrift Plan contributions (unless the Award is paid after the Participant retires). No award will be paid to a person who terminates or is discharged prior to payment of the award.

7.      Effective Date
        --------------

        This Plan shall become effective January 1, 1992.